OMB APPROVAL

OMB Number:	3235-0059
Expires:	August 31, 2004
Estimated average burden hours per response	14.73

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Ace Cash Express, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who potentially are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ACE Cash Express, Inc.
1231 Greenway Drive, Suite 600
Irving, Texas 75038

October 16, 2003

Shareholders of
ACE Cash Express, Inc.:

Accompanying, on behalf of the Board of Directors of ACE Cash Express, Inc. (the “Company”), is a complete Proxy Statement for the Annual Meeting of Shareholders of the Company to be held November 14, 2003. The accompanying Proxy Statement includes the two Exhibits that were inadvertently omitted from the Proxy Statement that was previously furnished. Those Exhibits are the proposed amendments to the Company’s Non-Employee Directors Stock Option Plan and to the Company’s 1997 Stock Incentive Plan, which are described in the Proxy Statement. Please disregard the previously furnished Proxy Statement.

Also accompanying, for your convenience, are an additional copy of the notice of the meeting (which is unchanged) and an additional proxy form (which is unchanged) with a postage-paid envelope.

Sincerely,

Walter E. Evans, Secretary

ACE CASH EXPRESS, INC.
1231 Greenway Drive, Suite 600
Irving, Texas 75038

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held November 14, 2003

     ACE Cash Express, Inc. (the “Company”) will hold its 2003 Annual Meeting of Shareholders at the Company’s offices, 1231 Greenway Drive, Suite 300, Irving, Texas 75038, on Friday, November 14, 2003. The meeting will begin at 10:00 a.m. At the meeting, the shareholders will be asked to:

•	Elect seven directors.

•	Vote upon a proposal to amend the ACE Cash Express, Inc. Non-Employee Directors Stock Option Plan to permit the grant of restricted stock and to convert the manner in which grants are made from a formula-based grant to a grant within the discretion of the Compensation Committee.

•	Vote upon a proposal to amend the ACE Cash Express, Inc. 1997 Stock Incentive Plan to increase the number of shares of Common Stock that may be issued upon exercise of options or granted as restricted stock under that plan from 1,715,000 shares to 2,115,000 shares.

•	Consider any other business properly presented at the meeting.

     Shareholders of record at the close of business on September 29, 2003 may vote at the meeting. A list of those shareholders may be reviewed at the Company’s offices at 1231 Greenway Drive, Suite 600, Irving, Texas 75038, for ten days before the meeting.

     Whether or not you plan to attend the meeting, please date and sign the enclosed proxy and return it in the accompanying postage-paid envelope. If you attend the meeting and wish to vote in person, you may do so.

By order of the Board of Directors,

/s/ Walter E. Evans

Walter E. Evans
Secretary

Irving, Texas
October 14, 2003

OUTSTANDING CAPITAL STOCK
QUORUM AND VOTING
SOLICITATION OF PROXIES
VOTING OF PROXIES AT MEETING
REVOCATION OF PROXIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DIRECTORS AND EXECUTIVE OFFICERS
Board of Directors
Director Nominees
Board Committees
Board and Committee Meetings
Director Compensation
Compliance with Section 16(a) of the Securities Exchange Act of 1934
Executive Officers
EXECUTIVE COMPENSATION
Summary Compensation Table
Senior Management Bonus Plan
Stock Options
Compensation Committee Interlocks and Insider Participation
Compensation Committee Report on Executive Compensation
Change-in-Control Severance Agreements
Certain Relationships
STOCK PERFORMANCE CHART
AUDIT COMMITTEE REPORT
RELATIONSHIPS WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
Selection
Previous Change in Independent Accountants
Audit Fees
Audit-Related Fees
Tax Fees
All Other Fees
Pre-Approval of Audit and Non-Audit Services
PROPOSAL TO AMEND ACE CASH EXPRESS, INC. NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
Background
Description of Current Terms of the Directors Option Plan
Tax Treatment of Stock Options
Proposed Amendments to the Directors Option Plan
Federal Income Tax Consequences Regarding Restricted Stock
Accounting Treatment
Amended Plan Benefits to Certain Persons
PROPOSAL TO AMEND ACE CASH EXPRESS, INC. 1997 STOCK INCENTIVE PLAN
Background
Description of Current Terms of the 1997 Incentive Plan
Tax Treatment of Stock Options and Restricted Stock
Accounting Treatment
Amended Plan Benefits to Certain Persons
EQUITY COMPENSATION PLAN INFORMATION
SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
MISCELLANEOUS

ACE CASH EXPRESS, INC.
PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS
To Be Held November 14, 2003

     This Proxy Statement is furnished to shareholders of ACE Cash Express, Inc., a Texas corporation (the “Company”), to solicit, on behalf of the Company’s Board of Directors, proxies to vote at the Annual Meeting of Shareholders of the Company to be held November 14, 2003 (the “Annual Meeting”). Proxies in the form enclosed will be voted at the Annual Meeting if properly executed, returned to the Company before the Annual Meeting, and not revoked. This Proxy Statement and the enclosed proxy form are first being sent to shareholders on or about October 14, 2003.

     Accompanying this Proxy Statement is a copy of the Company’s Annual Report to Shareholders for the fiscal year ended June 30, 2003 (“fiscal 2003”). The Annual Report to Shareholders is not part of the proxy solicitation material.

OUTSTANDING CAPITAL STOCK

     The record date for shareholders entitled to vote at the Annual Meeting is September 29, 2003. At the close of business on that date, there were 10,344,979 shares of common stock, $0.01 par value per share, of the Company (“Common Stock”) outstanding.

QUORUM AND VOTING

     The presence, in person or by proxy, of the holders of a majority of all outstanding shares of the Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting. Assuming the presence of a quorum:

•	A plurality of the votes cast at the Annual Meeting, in person or by proxy, is required for the election of directors; and

•	A majority of the votes cast at the Annual Meeting, in person or by proxy, is required to approve the proposals to amend the ACE Cash Express, Inc. Non-Employee Directors Stock Option Plan (the “Directors Option Plan”), to amend the ACE Cash Express, Inc. 1997 Stock Incentive Plan (the “1997 Incentive Plan”), or to act on any other matter.

     Each shareholder is entitled to one vote, in person or by proxy, for each share of Common Stock held in such shareholder’s name on the record date. Because the seven nominees for director who receive the most votes will be elected, any abstention will not be included in the vote totals. Regarding any of the other proposals voted upon at the Annual Meeting, an abstention will be included in vote totals and will have the same effect as a negative vote. Where brokers who are nominee record holders do not vote on specific matters because they did not receive specific instructions on such matters from the beneficial owners of such shares (“broker non-votes”), such broker non-votes will not be included in vote totals and will have no effect on the election of directors or any of the other proposals.

SOLICITATION OF PROXIES

     The accompanying proxies are solicited on behalf of the Board of Directors. The Company will pay all expenses of soliciting these proxies. Proxies may be solicited not only by mail, but also by personal interview, telephone, and electronic transmission by the Company’s directors, officers, and employees. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse them for the corresponding reasonable out-of-pocket expenses.

VOTING OF PROXIES AT MEETING

     When shareholders have appropriately specified how their proxies should be voted, the proxies will be voted accordingly. Unless the shareholder otherwise specifies therein, the proxies will be voted:

•	FOR the election as directors of the Company of the seven nominees named below under “Directors and Executive Officers — Director Nominees”;

•	FOR the proposal to amend the Directors Option Plan; and

•	FOR the proposal to amend the 1997 Incentive Plan.

     If any other matter or business is properly presented at the Annual Meeting, the proxies will be voted at the discretion of the proxy holders, in accordance with their best judgment. On the date of this Proxy Statement, the Board of Directors does not know of any other matter or business to be presented at the Annual Meeting other than as addressed in this Proxy Statement.

REVOCATION OF PROXIES

     A proxy may be revoked any time before it is exercised. A shareholder giving a proxy may revoke it by:

•	Sending in another proxy with a later date;

•	Giving written notice to the Company’s Secretary before the Annual Meeting that the proxy has been revoked; or

•	Voting in person at the Annual Meeting.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of September 29, 2003, by each person the Company knows to beneficially own more than 5% of the outstanding Common Stock, each of the Company’s directors, the Named Executive Officers (as defined in “Executive Compensation — Summary Compensation Table” below), and all directors and executive officers as a group. The Company believes each such shareholder has sole voting and dispositive power over the shares held, except as otherwise indicated.

	Shares of		Percentage of
	Common Stock		Common Stock
	Beneficially Owned		Beneficially Owned

Raymond C. Hemmig 10000 N. Central Expressway, Suite 1060 Dallas, Texas 75231	597,124	(1)	5.8%

Donald H. Neustadt 1231 Greenway Drive, Suite 600 Irving, Texas 75038	938,885	(2)	9.1%

Marshall B. Payne	223,838	(3)	2.2%

Edward W. Rose III 500 Crescent Court, Suite 250 Dallas, Texas 75201	1,191,444	(4)	11.5%

Michael S. Rawlings	21,249	(5)	(6)

Jay B. Shipowitz	247,848	(7)	2.4%

Charles Daniel Yost	37,999	(8)	(6)

Barry M. Barron	45,954	(9)	(6)

Joe W. Conner	- 0 -		(6)

Michael J. Briskey	21,347	(10)	(6)

Greenbrier Partners, Ltd. 1901 North Akard Dallas, Texas 75201	742,348	(11)	7.2%

FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	1,017,000	(12)	9.8%

All directors and executive officers as a group (11 persons)	3,327,688	(13)	32.2%

(1)	Includes 5,000 shares Mr. Hemmig holds as custodian for his children, 11,250 shares held for the Hemmig Family Trust and options to purchase 26,749 shares exercisable within 60 days of the date of this Proxy Statement.

(2)	Includes 56,750 shares held by KLN Foundation, a private charitable foundation of which Mr. Neustadt is one of three officers. Mr. Neustadt shares voting and dispositive power with those other foundation officers. Mr. Neustadt disclaims beneficial ownership of the shares held by KLN Foundation. Also includes options to purchase 54,966 shares exercisable within 60 days of the date of this Proxy Statement.

(3)	Includes 24,120 shares owned by Scout Ventures, a Texas general partnership of which Mr. Payne is a general partner (“Scout”); Mr. Payne shares voting and dispositive power over the shares held by Scout with the other partners of Scout. Also includes options to purchase 19,999 shares exercisable within 60 days of the date of this Proxy Statement.

(4)	Includes 918,738 shares of Common Stock owned by Mr. Rose and options to purchase 19,999 shares exercisable within 60 days of the date of this Proxy Statement. Also includes shares owned by the following:

a)	Evelyn P. Rose, the wife of Mr. Rose – 115,341 shares

b)	Lela Helen Rose, the daughter of Mr. and Mrs. Rose – 21,705 shares

c)	William Edward Rose, the son of Mr. and Mrs. Rose – 21,705 shares

d)	Kaiser-Francis Oil Company – 27,675 shares.

e)	Evelyn P. Rose Irrevocable Trust – 66,281 shares.

Mr. Rose might be considered to share dispositive power with each of these persons over the shares of Common Stock owned by that person. Mr. Rose, however, disclaims beneficial ownership of any of the shares owned by each of these persons.

(5)	Consists of options to purchase 21,249 shares exercisable within 60 days of the date of this Proxy Statement.

(6)	Less than 1%.

(7)	Includes options to purchase 138,448 shares exercisable within 60 days of the date of this Proxy Statement. Also includes 100,000 shares of Common Stock, granted as restricted stock on July 1, 2003 under the 1997 Incentive Plan, not reflected in “Executive Compensation – Summary Compensation Table” because such shares were not granted during, or as compensation for, fiscal 2003.

(8)	Includes options to purchase 19,999 shares exercisable within 60 days of the date of this Proxy Statement.

(9)	Includes options to purchase 18,454 shares exercisable within 60 days of the date of this Proxy Statement. Also includes 25,000 shares of Common Stock, granted as restricted stock on July 1, 2003 under the 1997 Incentive Plan, not reflected in “Executive Compensation – Summary Compensation Table” because such shares were not granted during, or as compensation for, fiscal 2003.

(10)	Includes options to purchase 21,085 shares exercisable within 60 days of the date of this Proxy Statement.

(11)	Includes 4,500 shares held by Mr. Frederick E. Rowe, Jr., the general partner of Greenbrier Partners, Ltd. (“Greenbrier”). As general partner, Mr. Rowe has the power to manage Greenbrier’s operations, including the shared right with Greenbrier to vote and dispose of the 722,848 shares of Common Stock Greenbrier holds. Mr. Rowe has sole voting and dispositive power over the 4,500 shares he holds. Also includes an additional 15,000 shares owned by the Rowe Family Partnership, of which Mr. Rowe is a general partner.

(12)	From an amended Schedule 13G dated February 14, 2003, filed by FMR Corp. with the Securities and Exchange Commission, it appears that FMR Corp. has beneficial ownership of these shares as the result of beneficial ownership by its wholly owned subsidiary, Fidelity Management & Research Company, a registered investment adviser. These shares are owned by a registered investment company managed by the investment adviser (the “Fund”). It appears that, with respect to the shares owned by the Fund, (a) each of Edward C. Johnson 3d, as Chairman of FMR Corp.; FMR Corp., through its control of the investment adviser to the Fund; and the Fund has the sole power to dispose of the shares owned by the Fund, (b) neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fund, but that power resides with the Fund’s Board of Trustees, and (c) Edward C. Johnson 3d and Abigail P. Johnson, with members of their family, may be deemed a controlling group of FMR Corp.

(13)	See Notes (1) through (10). Includes holdings of William S. McCalmont, an executive officer of the Company who is not a Named Executive Officer (and, therefore, is not listed individually) because his employment with the Company did not commence during fiscal 2003.

DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors

     Seven directors are to be elected at the Annual Meeting. Each nominee will be elected to hold office until the next annual meeting of shareholders or until his successor is elected and qualified. Proxy holders will not be able to vote the proxies held by them for more than seven persons. To be elected a director, each nominee must receive a plurality of all the votes cast at the Annual Meeting for the election of directors. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his stead, of any other person the Board of Directors may recommend. Each nominee is currently a director of the Company. Each nominee has expressed his intention to serve the entire term for which election is sought.

Director Nominees

     Raymond C. Hemmig, age 53, has served as the Chairman of the Board of the Company since September 1988, when he first became a director. From September 1988 to October 1994, Mr. Hemmig also served as the Company’s Chief Executive Officer. Mr. Hemmig served as a director of the National Association of Check Cashers and was the founding President of the Texas Association of Check Cashers, Inc. Since June 1994, Mr. Hemmig also has served as a director of Restoration Hardware, Inc., a publicly held retail company. Since December 1995, Mr. Hemmig has served as the Chairman of the Board and Chief Executive Officer of Retail & Restaurant Growth Capital L.P., a licensed Small Business Investment Corporation and a provider of financing to emerging retail and restaurant companies. Mr. Hemmig also serves as a director of various private companies. From 1990 until May 1994, Mr. Hemmig served as a director of On The Border Cafes, Inc., a publicly held restaurant chain. From 1985 to September 1988, Mr. Hemmig was a partner and co-founder of Hemmig & Martin, a consulting firm to clients in the food service, retail, and franchise industries.

     Donald H. Neustadt, age 54, has served as the Chief Executive Officer of the Company since November 1994 and as a director of the Company since January 1987. Mr. Neustadt served as the Company’s President from November 1994 to December 1999. Mr. Neustadt served as the Company’s President and Chief Operating Officer from January 1987 to November 1994. From 1972 to January 1987, Mr. Neustadt served in various capacities with Associates Corporation of North America (“Associates NA”) and its affiliates, including as President of Associates Financial Express, Inc. (“Associates Financial”), a money order company; as Senior Vice President and Controller of Associates Diversified Services, Inc., which owned a consumer credit card bank, a savings and loan and Associates Financial; as Vice President of Strategic Planning for Associates NA; and as Controller of Consumer Operations and a systems manager for Associates Financial Services, a consumer finance company.

     Jay B. Shipowitz, age 40, has served as the President and Chief Operating Officer and as a director of the Company since January 2000. Mr. Shipowitz served as the Company’s Senior Vice President and Chief Financial Officer from May 1997 to January 2000. From July 1996 to May 1997, Mr. Shipowitz was the senior vice president and chief financial officer of USDATA Corporation, a software company located in Richardson, Texas. From June 1993 to July 1996, Mr. Shipowitz was the vice president of finance and administration and chief financial officer of Westinghouse Security Systems, Inc., a residential security company headquartered in Dallas, Texas. From 1987 to 1993, Mr. Shipowitz worked at Price Waterhouse in Baltimore, Maryland, in various positions, the last of which was senior manager. Mr. Shipowitz worked at KPMG Peat Marwick in Greensboro, North Carolina from 1985 to 1987. Mr. Shipowitz is a director of Financial Service Centers of America, Inc. (the successor organization to the National Association of Check Cashers), and from March 2000 through August 2003, served as a director of a private electronic payment processing company.

     Marshall B. Payne, age 46, has served as a director of the Company since 1987. Since 1983, Mr. Payne has been Vice President of Cardinal Investment Company, Inc., an investment management firm. In addition, he serves as a director of various private companies.

     Michael S. Rawlings, age 49, has served as a director of the Company since November 2000. Since March 2003, Mr. Rawlings has been a professional investor. From June 1997 through February 2003, Mr. Rawlings was the President of Pizza Hut, Inc., an operating company of YUM! Brands, Inc., and owner of the world’s largest chain of pizza restaurants. From 1991 to 1996, Mr. Rawlings was the Chairman, President and Chief Executive Officer of the Dallas Group of DDB Needham Worldwide, a large marketing communications agency.

     Edward W. Rose, III, age 62, has served as a director of the Company since 1987. Since 1974, Mr. Rose has been the President and sole shareholder of Cardinal Investment Company, Inc. In addition, Mr. Rose serves as Chairman of the Board of Drew Industries, Inc., an aluminum window manufacturer, as a director of Liberte Investors Inc., a company investing in notes receivable, and as a director of various private companies.

     Charles Daniel Yost, age 54, has served as a director of the Company since August 1996. Since March 1998, Mr. Yost has been the President and Chief Operating Officer of Allegiance Telecom, Inc., an integrated communications provider. In May 2003, Allegiance Telecom, Inc. filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. From July 1997 to February 1998, Mr. Yost was President and Chief Operating Officer of NETCOM On-line Communications Systems, Inc., an Internet service provider. From 1994 to 1997, Mr. Yost served as President of the Southwest Region of AT&T Wireless Services, Inc., a provider of cellular telephone service. From 1991 to June 1994, Mr. Yost served as President of the Southwest Region for McCaw Cellular Communications/LIN Broadcasting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF
EACH NOMINEE.

Board Committees

     The Board of Directors of the Company has two permanent committees: the Audit Committee and the Compensation Committee. None of the directors who serve as members of either permanent committee are employees of the Company or any of its subsidiaries. The Company has no nominating committee or committee that recommends qualified candidates to the Board of Directors for election as directors. The entire Board of Directors is responsible for selecting nominees for election as directors.

     The Audit Committee’s functions include:

•	Engaging independent auditors and determining their compensation;

•	Making recommendations to the Board of Directors for reviewing the completed audit and audit report with the independent auditors, the conduct of the audit, significant accounting adjustments, recommendations for improving internal controls, and all other significant findings during the audit;

•	Meeting at least quarterly with the Company’s management and auditors to discuss internal accounting and financial controls, as well as results of operations reviews performed by the auditors;

•	Determining the scope of and authorizing or approving any non-audit services provided by the independent auditors and the compensation for those services; and

•	Initiating and supervising any special investigation it deems necessary regarding the Company’s accounting and financial policies and controls.

See “Audit Committee Report” below. Messrs. Rose (Chairman), Yost and Payne are the Audit Committee members.

     The Compensation Committee’s functions include:

•	Establishing and administering the Company’s compensation policies;

•	Administering the 1997 Incentive Plan and the Directors Option Plan; and

•	Overseeing the administration of other employee benefit plans and fringe benefits paid to or provided for the Company’s officers.

See “Executive Compensation — Compensation Committee Report on Executive Compensation” below. Messrs. Rawlings (Chairman) and Payne are the Compensation Committee members. Mr. Payne served as Chairman of the Compensation Committee during and for fiscal 2003.

Board and Committee Meetings

     The Board of Directors held eight meetings during fiscal 2003. The Audit Committee held seven meetings, and the Compensation Committee held two meetings, during fiscal 2003. All persons who were directors during fiscal 2003 attended at least 75% of the total of the Board meetings and the meetings of committees on which they served.

Director Compensation

     All of the Company’s current directors, other than Messrs. Neustadt and Shipowitz, are non-employee directors. During fiscal 2003, each non-employee director (other than Mr. Hemmig) received $1,250 per calendar quarter as a retainer, $1,500 for attendance at each Board of Directors meeting, and $500 for attendance at each meeting of a committee of the Board of Directors that was not held in conjunction with a Board of Directors meeting. Mr. Hemmig, as the Chairman of the Board, with responsibility for coordinating all of the activities and meetings of the Board of Directors and its committees, received a total of approximately $80,000 during fiscal 2003, paid in approximately equal bi-weekly installments.

     The Board of Directors has adopted a different cash-compensation plan for non-employee directors for fiscal 2004, which does not involve compensation on a per-meeting basis. Under that plan, the Chairman of the Board is entitled to an annual retainer or fee of $80,000; each non-employee director is entitled to an annual retainer or fee of $20,000; the Chairman of the Audit Committee is entitled to an additional annual retainer or fee of $6,000; each member of the Audit Committee other than the Chairman is entitled to an additional annual retainer or fee of $3,500; the Chairman of the Compensation Committee is entitled to an additional annual retainer or fee of $3,000; and each member of the Compensation Committee other than the Chairman is entitled to an additional annual retainer or fee of $2,000. The annual retainer or fee payable to the Chairman of the Board is paid in approximately equal bi-weekly installments, and the annual retainers or fees payable to the other non-employee directors are payable in advance in equal quarterly installments. Each non-employee director also is currently and will continue to be reimbursed expenses related to his activities as a director. The Company does not compensate its employees for service as a director.

     Under the current Directors Option Plan:

•	Each non-employee director elected to the Board of Directors who has not previously served as a director of the Company is automatically granted, on the date of his election, an option to purchase 11,250 shares of Common Stock; and

•	Each non-employee director serving on December 1 of each year is automatically granted an option on that date to purchase 5,000 shares of Common Stock.

The Directors Option Plan requires that the exercise price of each option must be equal to the closing price of the Common Stock on The Nasdaq Stock Market on the date the option is granted. During fiscal 2003, under the Directors Option Plan, each of Mr. Hemmig, Mr. Payne, Mr. Rawlings, Mr. Rose and Mr. Yost was granted an option to purchase 5,000 shares of Common Stock, at an exercise price of $8.01 per share, on December 1, 2002. The Directors Option Plan is proposed to be amended to, among other things, change the grants from formula-based to discretionary. See “Proposal to Amend ACE Cash Express, Inc. Non-Employee Directors Stock Option Plan.”

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers, and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission (“SEC”) reports of ownership changes in ownership of Common Stock. SEC regulations require those directors, executive officers, and greater than 10% shareholders to furnish the Company with copies of all Section 16(a) forms they file.

     Based on the Company’s review of reports and on written representations that no other reports were required during fiscal 2003, the Company believes that the directors, executive officers, and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.

Executive Officers

Name	Position

Raymond C. Hemmig	Chairman of the Board

Donald H. Neustadt	Chief Executive Officer

Jay B. Shipowitz	President and Chief Operating Officer

Name	Position

Barry M. Barron	Executive Vice President-Operations

Michael J. Briskey	Interim Chief Financial Officer (until August 2003)

William S. McCalmont	Executive Vice President and Chief Financial Officer and Treasurer

Walter E. Evans	Senior Vice President and General Counsel and Secretary

See “– Directors” above for business experience information concerning Messrs. Hemmig, Neustadt and Shipowitz.

     Barry M. Barron, age 46, has served as the Company’s Executive Vice President–Operations since July 2003. Mr. Barron served as the Company’s Senior Vice President-Operations from February 2001 to July 2003. From February 1998 until February 2001, Mr. Barron was Senior Vice President of the International Division at Papa John’s International, Inc., an owner and franchisor of pizza restaurants, where he developed operations in Alaska, Hawaii, Canada, Mexico, Latin America, South America and the Middle East. From April 1994 to February 1998, Mr. Barron served as Vice President of Papa John’s. From 1994 to 1995, Mr. Barron was Division President at Golden Corral Corporation, an owner of family-style restaurants.

     William S. McCalmont, age 47, became the Company’s Executive Vice President and Chief Financial Officer and Treasurer in August 2003. From January 2002 through August 2003, Mr. McCalmont served as a founding member and principal of the Turtle Creek Group. From September 2000 to August 2001, Mr. McCalmont was the Chief Financial Officer of HQ Global Workplaces, Inc., a supplier of furnished, fully supported office space, which filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in March 2002. From August 1999 until June 2000, Mr. McCalmont served as the Interim President and Chief Executive Officer, and from August 1997 to August 1999, as the Senior Vice President and Chief Financial Officer, of La Quinta Inns, Inc., an owner and operator of hotels. From 1996 to 1997, Mr. McCalmont was Senior Vice President, Chief Financial Officer and Treasurer of FelCor Suite Hotels, Inc., an owner of hotels.

     Michael J. Briskey, age 37, served as the Interim Chief Financial Officer, Treasurer and Secretary from April 2003 until August 2003. Mr. Briskey is the Company’s Vice President of Finance and Assistant Treasurer of the Company and has served in that position since April 2001. Mr. Briskey served as the Company’s Senior Director of Financial Planning and then Assistant Vice President of Finance for the Company from November 1997 to April 2001. From March 1995 to November 1997, Mr. Briskey served as the Senior Director of Business Development and Senior Director of Financial Planning for Protection One (successor to Westar Security Services and Westinghouse Security Systems), a residential security company headquartered in Dallas, Texas. From August 1988 to March 1995, Mr. Briskey held various finance positions at Westinghouse Electric Corporation in Baltimore, Maryland.

     Walter E. Evans, age 39, became the Company’s Senior Vice President and General Counsel and Secretary in August 2003. From August 2001 through March 2003, Mr. Evans served as the Executive Vice President, General Counsel and Secretary of Hollywood Casino Corporation, an owner and operator of casinos. Mr. Evans served, from May 2000 through August 2001, as Vice President and Deputy General Counsel, and from July 1995 through May 2000, as Associate General Counsel, of Hollywood Casino Corporation. Before joining Hollywood Casino Corporation, Mr. Evans practiced law in the Dallas, Texas offices of the law firms Hughes & Luce, L.L.P. and Akin, Gump, Strauss, Hauer & Feld, L.L.P.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth all compensation paid or accrued for services rendered to the Company for the last three fiscal years by the Chief Executive Officer (“CEO”) and each of the executive officers of the Company whose total annual salary and bonus for fiscal 2003 exceeded $100,000 (collectively with the CEO, the “Named Executive Officers”):

		Annual Compensation			Long-Term Compensation

					Awards		Payouts

				Other
	Year			Annual	Restricted	Securities	LTIP	All Other
	Ended			Compensation	Stock	Underlying	Payouts	Compensation
Name and Principal Position	June 30,	Salary ($)	Bonus ($)	($)(1)	Awards ($)	Options/SARs (#)	($)	($)

Donald H. Neustadt	2003	430,000	430,000	14,049	—	13,000	—	2,961	(4)
(Chief Executive	2002	380,000	320,000	13,369	—	7,461	—	4,077	(4)
Officer)	2001	338,650	—	12,834	—	12,756	—	1,721	(4)

Jay B. Shipowitz	2003	330,000	330,000	14,183	—	11,500	—	2,834	(4)
(President and	2002	300,000	249,000	13,512	—	43,949	—	2,792	(4)
Chief Operating Officer)	2001	262,695	—	13,138	—	10,425	—	1,636	(4)

Barry M. Barron	2003	252,181	180,000	12,449	24,750 (3)	10,000	—	2,600	(4)
(Executive Vice	2002	233,333	166,000	11,288	—	4,409	—	3,800	(4)
President - Operations)	2001	80,907	15,000	4,888	—	27,500	—	62,372	(5)

Joe W. Conner(2)	2003	169,615	0	11,433	—	4,000	—	900	(4)
(Senior Vice President,	2002	192,336	127,000	11,872	—	31,447	—	975	(4)
Chief Financial Officer, Secretary and Treasurer)	2001	—	—	—	—	—	—	—

Michael J. Briskey	2003	135,000	70,500	92	—	3,400	—	3,059	(4)
(Vice President -	2002	126,750	40,525	84	—	2,329	—	262	(4)
Finance and Assistant Treasurer)	2001	112,421	18,737	68	—	15,561	—	—

(1)	Includes a cash car allowance equal to $9,000 annually (except for Mr. Briskey).

(2)	Mr. Conner ceased his employment with the company on April 18, 2003.

(3)	On January 28, 2003, the Company issued Mr. Barron 2,500 shares of Common Stock that were granted as restricted stock under the 1997 Incentive Plan. Though the shares were not on the date of grant, and are not currently, transferable under the terms of the Restricted Stock Agreement under which they were issued, the market value of those shares on the date of grant and on June 30, 2003, the last day of fiscal 2003, based on the closing price of a share of Common Stock on The Nasdaq Stock Market on each such date, was $24,750 and $27,175, respectively. Although the Company does not intend to declare or pay any dividends on shares of Common Stock, if it were to do so, Mr. Barron would be entitled to receive a dividend paid on his shares of restricted stock.

(4)	Company-matching contributions to the Company’s qualified section 401(k) plan and the Company’s executive non-qualified deferred compensation plan.

(5)	Relocation expenses paid by the Company.

     None of the Named Executive Officers is a party to an employment agreement with the Company, and each Named Executive Officer’s employment is “at-will,” which permits either the Company or the Named Executive Officer to terminate employment for any, or no, reason at any time.

Senior Management Bonus Plan

     The “Bonus” column of the compensation table above consists of annual bonuses paid under the Company’s senior management bonus plan (the “Bonus Plan”). Under the Bonus Plan, bonuses were payable to the Company’s senior executive officers, which include the Named Executive Officers, if certain targets for the Company’s financial performance and for the participants’ respective personal (financial or non-financial) performance related to the Company, as determined or approved by the Compensation Committee, were achieved in fiscal 2003.

     The Compensation Committee determined that bonuses under the Bonus Plan for fiscal 2003 would depend not only on the Company’s improved financial performance (as in previous fiscal years), but also on each participant’s performance of individual goals intended to enhance the Company’s long-term business and operations (as determined or approved by the Compensation Committee, in the case of the CEO and the Company’s President and Chief Operating Officer (“COO”), and as determined by the CEO and COO, in the case of all other participants in the Bonus Plan). For fiscal 2003, bonuses were payable to the Named Executive Officers (other than Mr. Briskey, who became Interim Chief Financial Officer only upon Mr. Conner’s resignation in April 2003) based 75% on the increase in the Company’s diluted earnings per share (“EPS”) for fiscal 2003 over its EPS for fiscal 2002, to be determined in accordance with the Company’s audited annual financial statements, and 25% on the achievement of personal goals related to the Company. Under the Bonus Plan, the objectives or goals and the relative importance of them for individual bonuses were, in some cases, different for other senior executive officers, including Mr. Briskey.

     The target bonus for each Named Executive Officer (other than Mr. Briskey) was established at a percentage of his annual base salary, with the percentage varying from 35% to 75% according to the seniority of his position with the Company. A Named Executive Officer could earn a bonus less than or greater than the target bonus, however, to the extent that the annual increase in EPS was less than or greater than the targeted increase. Further, a Named Executive Officer could earn a partial bonus if either the requisite level of annual increase in EPS occurred or his individual performance goals were achieved.

     For fiscal 2003, the increase in the Company’s EPS for fiscal 2003 over fiscal 2002 exceeded the targeted level of increase, and the Compensation Committee determined (directly, or in the case of Mr. Barron and Mr. Briskey, as recommended by the CEO and COO) that the Named Executive Officers under the Bonus Plan achieved their respective personal goals. Therefore, bonuses totaling $940,000 were paid under the Bonus Plan to Messrs. Neustadt, Shipowitz, and Barron. Because Mr. Conner’s employment with the Company ceased before the end of fiscal 2003, no bonus was paid to him under the Bonus Plan. A bonus of $70,500 was also paid to Mr. Briskey for fiscal 2003, $30,000 of which was for serving as Interim Chief Financial Officer and $40,500 of which was determined under the Bonus Plan. See “–– Compensation Committee Report on Executive Compensation” below.

Stock Options

     The following table provides information on stock option grants to the Named Executive Officers under the 1997 Incentive Plan during fiscal 2003:

					Potential Realizable Value at
					Assumed Annual Rates of
					Stock Price Appreciation for
Individual Grants(1)					Option Term (2)

		% of Total
	Number of	Options/	Exercise
	Securities	SARs	or
	Underlying	Granted to	Base
	Options/	Employees in	Price	Expiration	5%	10%
Name	SARs (#)	Fiscal Year	($/Sh)	Date	($)(3)	($)(3)

Donald H. Neustadt	13,000	4.78	8.87	8/26/12	72,518	183,774

Jay B. Shipowitz	11,500	4.23	8.87	8/26/12	64,150	162,570

Barry M. Barron	10,000	3.68	8.87	8/26/12	55,783	141,365

Joe W. Conner	4,000	1.47	8.87	8/26/12	22,313	56,546

Michael J. Briskey	3,400	1.25	8.87	8/26/12	18,966	48,064

(1)	Options become exercisable in four equal annual installments. The exercise price of each option is equal to the closing price per share of the Common Stock on The Nasdaq Stock Market on the date the option was granted. Each option was granted for the maximum ten-year period under the 1997 Incentive Plan.

(2)	The values shown in these columns reflect growth rate assumptions the SEC prescribes. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the Common Stock’s future performance and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

(3)	These values represent the difference between the assumed appreciation in the Common Stock’s market value at the date of grant and the exercise price of the options.

     The following table provides information on the stock options/SARs that the Named Executive Officers held at June 30, 2003:

			Number of
			Securities	Value of
			Underlying	Unexercised In-
			Unexercised	the-Money
			Options/SARs	Options/SARs at
	Shares		at FY-End (#)	FY-End ($)*
	Acquired on	Value
	Exercise	Realized	Exercisable/	Exercisable/
Name	(#)	($)	Unexercisable	Unexercisable

Donald H. Neustadt	0	0	43,740/27,896	11,319/41,684

Jay B. Shipowitz	0	0	129,547/60,767	54,086/58,096

Barry M. Barron	0	0	14,852/27,057	1,289/23,869

Joe W. Conner	0	0	0/0	0/0

Michael J. Briskey	0	0	17,509/13,994	19,560/27,725

*	Based on the closing price on The Nasdaq Stock Market of the Common Stock on June 30, 2003 of $10.87 per share.

Compensation Committee Interlocks and Insider Participation

     Marshall B. Payne and Michael S. Rawlings were the members of the Compensation Committee during fiscal 2003. Neither of the members of the Compensation Committee during fiscal 2003 was, or has ever been, an officer or employee of the Company or any of its subsidiaries.

Compensation Committee Report on Executive Compensation

     The Compensation Committee has furnished the following report on the Company’s executive compensation program. The report describes the Compensation Committee’s compensation policies applicable to the Company’s executive officers and provides specific information regarding the CEO’s compensation.

     Non-employee members of the Company’s Board of Directors review all decisions the Compensation Committee makes relating to the Company’s executive officers’ compensation. The Compensation Committee determines, or may recommend to the Board of Directors, grants or awards under the 1997 Incentive Plan.

•	Compensation Policy. The Compensation Committee’s overall policy regarding compensation of the Company’s executive officers is to provide salary levels and compensation incentives that attract and retain qualified individuals in key positions, that recognize individual performance and the Company’s performance, and that support the Company’s objective of achieving sustained improvements in its financial condition, operating results, and market position. The Compensation Committee attempts to implement this policy by paying the Company’s executive officers slightly above average compensation with an emphasis on performance-related pay. The Company’s objective is to pay its executive officers competitively in base pay and automobile allowances compared with similarly situated executives at comparable companies, and then to give the executive an incentive by providing the executive officers the opportunity to earn significantly higher than average performance-based compensation. The performance-based compensation is made up of awards under the Bonus Plan and stock options or restricted stock under the 1997 Incentive Plan.

The Compensation Committee periodically reviews publicly available and private executive-compensation surveys prepared by independent sources, including compensation consultants, to determine compensation levels and practices of comparable companies. The Compensation Committee identifies those comparable companies, in its discretion, after considering a broad range of factors, including levels of revenues, geographic regions of operations, growth, and industry (e.g., service versus manufacturing). The group of comparable companies includes some companies in the specialty retail industry and some of the companies in the peer group identified below under “Stock Performance Chart,” but is not limited to companies of those kinds or companies whose stock is quoted in The Nasdaq Stock Market. The Compensation Committee also solicits appropriate input from the CEO and COO regarding compensation for the senior executives who report to him.

In determining executive officer compensation, the Compensation Committee considers the Company’s performance as compared to its budget; each individual officer’s experience level, level of responsibility, and performance as compared to the budgeted performance goals for such officer; the Company’s growth; and the Company’s cash flow performance. Individual salaries are reviewed every 9 to 15 months and, based on evaluations of individual performance, are adjusted in accordance with budgeted compensation guidelines the Board of Directors has established for all officers.

•	Base Salaries and Allowances. The Compensation Committee determines the base pay and allowances for the CEO and the COO and reviews the compensation of the Company’s other executive officers as determined by the CEO and the COO. In this determination or review, as the case may be, as a basis for comparison, the Compensation Committee attempts to determine the base salaries and allowances of similarly situated executives in comparable companies. Then the Compensation Committee determines a base salary and automobile allowance that is comparable with that which such similarly situated executives at the comparable companies would be paid.

•	Performance Pay. The Compensation Committee determines the performance-based compensation for the CEO and the COO and reviews the performance-based compensation of the Company’s other executive officers as determined by the CEO and the COO. In this determination or review, as the case may be, if the Company’s executive officers have performed in accordance with the Compensation Committee’s expectations as described above, the Compensation Committee ensures the CEO, the COO, and the other senior executives are provided with above average (as compared to similarly situated executives at comparable companies) performance-based bonuses under the Bonus Plan and stock-based compensation under the 1997 Incentive Plan.

•	Senior Management Bonus Plan. The Bonus Plan is an incentive program for the senior executive officers. The Bonus Plan’s goal is to place a portion of the participants’ annual compensation at risk to encourage and reward performance that meets or exceeds the Company’s expectations. Under the Bonus Plan, at the beginning of the fiscal year, the Compensation Committee recommends, and the Board of Directors approves, the current fiscal year plan. The Board of Directors reserves the right to amend the Bonus Plan from time to time at its discretion.

For the senior executive officers to earn their targeted bonuses for the current fiscal year ending June 30, 2004, the Company must achieve certain financial growth, and each senior executive officer must achieve certain personal (financial or non-financial), objectives for the year as determined by the Compensation Committee, in the case of the CEO and COO, or by the CEO and COO, in the case of all other senior executive officers. The Company financial-growth objectives generally correspond to an increase in the Company’s earnings per share. Participants may earn bonuses greater than targeted bonuses if the Company’s annual performance exceeds the targeted-bonus objectives. Participants may begin to earn bonuses if the Company achieves certain minimum annual objectives (less than the targeted-bonus objectives) established by the Compensation Committee. For each senior executive officer, 25% of the bonus may be earned if certain personal performance objectives, established or approved by the Compensation Committee, are achieved, irrespective of whether the Company financial-growth objectives are achieved.

•	Stock Options. The Compensation Committee grants stock options and shares of Common Stock as restricted stock under the 1997 Incentive Plan to encourage and facilitate personal stock ownership by officers and key employees, including the CEO and the COO, thus strengthening their commitment to the Company and encouraging a longer-term perspective to their responsibilities. This feature of the Company’s compensation program directly links officers’ and key employees’ interests with those of the Company’s shareholders. The Compensation Committee reviews prospective grants of stock options and shares of Common Stock as restricted stock to the Company’s officers and considers the value and benefit of such options and restricted stock during its review of such officers’ overall compensation packages. The Compensation Committee’s policy is to grant stock option and restricted stock awards based on individual performance and the potential for the recipient to contribute to the Company’s future success; awards are not affected by the amount or terms of the options or restricted stock previously granted to the officer or key employee. Under the 1997 Incentive Plan, the Compensation Committee may grant either incentive or non-qualified options, but typically grants incentive stock options because of the tax advantages to the optionees resulting from the grant of such options. The Compensation Committee generally grants options under the 1997 Incentive Plan that expire in ten years and become exercisable in equal installments over a four-year period. The Compensation Committee has the sole discretion to determine the restrictions on shares of Common Stock granted as restricted stock, which would obligate the grantee to forfeit and surrender the shares, and the circumstances under which the restrictions will lapse. Such restrictions and circumstances under which the restrictions lapse are set forth in a restricted stock agreement between the Company and the grantee. The Compensation Committee typically provides for restrictions that will not lapse unless the grantee continues to be employed at the end of a specified time period (usually from three to five years) after the date of grant. The Compensation Committee believes that such limitations provide those holding options or restricted stock with incentives to remain in the Company’s employ, while affording the opportunity to receive direct benefits within a relatively short period of time.

•	Limits on Tax Deductibility of Compensation. Under Section 162(m) of the Internal Revenue Code of 1986, as amended, the Company is generally precluded from deducting compensation in excess of $1 million per year for any of its Named Executive Officers unless the compensation is based on performance. This tax provision had no effect on the Company in fiscal 2003. Further, the Compensation Committee intends to continue to use performance-based compensation, as described above, which should negate or minimize any effect of this tax provision.

•	CEO Compensation. In accordance with the policies described above in this report, the fiscal 2003 base salary of Mr. Neustadt was established at $430,000. The Compensation Committee believed that this salary was within the range of salaries paid to chief executive officers of comparable companies in October 2002, when it was established. This salary, which constituted an increase of approximately 13% of the salary that had been set for Mr. Neustadt in fiscal 2002, reflected the Committee’s assessment of Mr. Neustadt’s past performance and anticipated future contributions to the Company. Mr. Neustadt has overseen the Company’s operations since November 1994, and has served a key role in the expansion of the various kinds of business that the Company conducts and in its growth strategy, including major acquisitions. He is thoroughly familiar with the consumer or retail financial services industry and would (the Compensation Committee believed) continue to lead the Company’s growth and success. In accordance with the terms of the Bonus Plan, Mr. Neustadt received a bonus in fiscal 2003 of $430,000, and he was granted options under the 1997 Incentive Plan to acquire 13,000 shares of Common Stock. See “— Stock Options” above.

The Compensation Committee of the Board of Directors:
Michael S. Rawlings
Marshall B. Payne

Change-in-Control Severance Agreements

     The Compensation Committee and the Board of Directors of the Company have recognized that, as is the case with most publicly held companies, the possibility of a change in control exists. To help assure continuity of experienced and qualified management of the Company, the Compensation Committee recommended, and the Board of Directors authorized and approved, a Change-in-Control Executive Severance Agreement (“Severance Agreement”) with each of the Named Executive Officers, other than Mr. Briskey. The Severance Agreements with Mr. Neustadt and Mr. Shipowitz, the terms of which are substantially identical, were entered into on August 20, 1998 and amended effective January 3, 2001. The Severance Agreement with Mr. Barron, the terms of which are substantially identical to those of the other Severance Agreements, was entered into on May 15, 2001. The Company’s Severance Agreement with Mr. Conner ceased to be effective upon his voluntary resignation from employment with the Company in April 2003.

     Each Severance Agreement obligates the Company to provide severance benefits to the Executive if his or her employment with the Company and its subsidiaries is terminated, within 24 months after a Change in Control, either (i) by the Company for any reason other than Cause or the Executive’s disability or (ii) by the Executive for Good Reason. “Change in Control,” as defined in the Severance Agreement, includes (a) the acquisition (other than from the Company) of 25% or more of the outstanding voting securities of the Company by any person or group of persons, (b) a change in the Board of Directors such that the persons who were directors at the beginning of any two-year period (and any new director whose election was approved by at least two-thirds of the directors who either were directors at the beginning of the period or whose election was so approved) cease to constitute a majority of the Board of Directors, or (c) a reorganization, merger, or consolidation of the Company, or the shareholders’ approval of the sale or substantially all the assets of the Company, other than in certain circumstances described in the Severance Agreement. “Cause,” as defined in the Severance Agreement, includes the Executive’s continued failure to perform his or her duties after notice from the Board of Directors or his or her engaging in conduct that materially injures the Company. “Good Reason,” as defined in the Severance Agreement, includes a material reduction of the Executive’s compensation or benefits; a material reduction in the Executive’s position, authority, or responsibilities; a forced relocation of the Executive’s office by more than 50 miles; or the failure of any successor to the Company to expressly assume the Company’s obligations under the Severance Agreement.

     The severance benefits under the Severance Agreement are (i) a payment equal to two and one-half times the sum of the Executive’s base salary, annual bonus, and car allowance, (ii) the accelerated vesting of outstanding stock options, and (iii) the continuation of insurance benefits for 30 months after termination of employment. The payment is to be made in cash within five business days after the termination of employment. The severance benefits are limited to the amount that may be paid or provided to the Executive without making an “excess parachute payment” under federal tax laws.

     The Company is obligated to pay the Executive’s legal fees and other expenses incurred in connection with any good-faith enforcement or defense of his rights under the Severance Agreement.

     Each Severance Agreement will remain effective until terminated either (i) upon any cessation of the Executive’s employment before a Change-in-Control or (ii) on June 30, 2004 or June 30 of any subsequent year if the Company or the Executive gives at least six months’ notice of termination.

Certain Relationships

     During fiscal 2003, Mr. Shipowitz served, at the Company’s request, as a director of ePacific Incorporated, a privately held company in which the Company invested during fiscal 2000 (“ePacific”). ePacific provided customized debit-card payment systems and electronic funds transfer processing services. For his service, Mr. Shipowitz was entitled to the same compensation from ePacific as the other non-employee directors of ePacific. In June 2003, however, the board of directors of ePacific voted to dissolve ePacific, liquidate its assets, and terminate its existence. In August 2003, Mr. Shipowitz resigned as a director of ePacific.

STOCK PERFORMANCE CHART

     The following chart compares the return on the Company’s Common Stock with (1) the NASDAQ Market Index and (2) a financial services peer group consisting of Cash America International, Inc.; EZ Corp, Inc.; First Cash, Inc.; and World Acceptance Corp. (identified as the “Peer Group”) for the period from June 30, 1998 through June 30, 2003. Because the Company has changed that peer group from the one used in the Company’s 2002 Proxy Statement by excluding H&R Block, Inc., the chart also compares the return with the previously used peer group (identified as “Previous Peer Group”) for the same period. The Company believes that including H&R Block, Inc. in the peer group makes the comparison of returns less meaningful, because of that company’s disproportionately large market capitalization compared to that of the other members of the peer group. The comparison assumes that $100 was invested on June 30, 1998, and assumes reinvestment of dividends and distributions.

	FISCAL YEAR ENDING
COMPANY/INDEX/MARKET	6/30/1998	6/30/1999	6/30/2000	6/30/2001	6/30/2002	6/30/2003
Ace Cash Express	100.00	81.88	68.84	59.42	57.91	63.01
PeerGroup	100.00	80.93	48.09	67.18	71.56	114.85
Previous PeerGroup	100.00	116.07	76.48	152.59	218.14	213.92
NASDAQ Market Index	100.00	140.14	210.86	116.77	79.21	88.08

AUDIT COMMITTEE REPORT

     The Audit Committee of the Company’s Board of Directors has furnished the following report:

•	The Audit Committee consists of three directors who are not employees of the Company or any of its subsidiaries and who have an understanding of and experience with financial statements and information, in compliance with the current listing requirements of The Nasdaq Stock Market. The Board of Directors and the Audit Committee believe that each of the members of the Audit Committee is an “independent director” as defined under the currently applicable listing requirements of The Nasdaq Stock Market. Because of recently adopted SEC rules and guidance to The Nasdaq Stock Market, however, the Company anticipates that one of the existing members of the Audit Committee, because of the extent of his beneficial ownership of the Company’s outstanding shares of Common Stock, will not meet the more restricted definition of “independence” under listing requirements to become effective in the future.

•	The Audit Committee acts under the Charter of the Audit Committee of the Board of Directors, which was initially adopted and approved by the Board of Directors in August 1999 and was amended and restated by the Board of Directors, upon the recommendation of the Audit Committee, on September 30, 2002. A copy of the current Charter was attached as Exhibit A to the Company’s 2002 Proxy Statement. The Audit Committee anticipates that it will evaluate the current Charter during the current fiscal year for amendments that may be required to comply with the Sarbanes-Oxley Act of 2002 and the relevant implementing regulations of the SEC and with the recently amended, and proposed, listing requirements of The Nasdaq Stock Market.

•	The primary function of the Audit Committee is oversight of the Company’s financial reporting process and public financial statements. The Company’s management is responsible for preparing the Company’s financial statements, the reporting process, and the adequacy of controls. The Company’s independent auditors are responsible for auditing the financial statements. The activities of the Audit Committee are not intended or designed to supersede or alter those traditional responsibilities. The Audit Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

•	The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management.

•	The Audit Committee has discussed with the independent auditors, Grant Thornton LLP, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees.

•	The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee; has considered the compatibility of non-audit services with the auditors’ independence; and has discussed with the auditors the auditors’ independence.

•	Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2003 for filing with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors:
Edward W. Rose, III, Chair
C. Daniel Yost
Marshall B. Payne

RELATIONSHIPS WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Selection

     The Audit Committee has selected Grant Thornton LLP as independent auditors for the Company for the current fiscal year. One or more representatives of Grant Thornton LLP are expected to be present and available to respond to appropriate questions at the Annual Meeting and have the opportunity to make a statement if they desire to do so.

Previous Change in Independent Accountants

     Effective on May 31, 2002, the Board of Directors, upon recommendation of the Audit Committee, dismissed Arthur Andersen LLP and appointed Grant Thornton LLP to serve as the Company’s independent accountants. Grant Thornton LLP performed the audit of the Company’s consolidated financial statements for fiscal 2002 as well as for fiscal 2003. Arthur Andersen LLP performed the quarterly review of the Company’s consolidated financial statements for each of the first three quarters of fiscal 2002.

     Arthur Andersen LLP’s reports on the Company’s consolidated financial statements for the two fiscal years preceding the dismissal, ended June 30, 2001 and 2000, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Further, during those two fiscal years and through May 31, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused it to make reference to the subject matter in connection with its report on the Company’s consolidated financial statements for such fiscal years; and there were no “reportable events” as defined in Item 304(a)(1)(v) of the SEC’s Regulation S-K. The Company provided Arthur Andersen LLP with a copy of the disclosures above in this paragraph, and a letter from Arthur Andersen LLP confirming its agreement with those disclosures was previously filed with the SEC.

     During the two fiscal years preceding the dismissal of Arthur Andersen LLP and through May 31, 2002, the Company did not consult with Grant Thornton LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of the SEC’s Regulation S-K.

Audit Fees

     Grant Thornton LLP’s fees for the audit of annual consolidated financial statements and quarterly interim financial statements for fiscal 2003 were $111,583. Grant Thornton LLP’s fees for the audit of the annual consolidated financial statements for fiscal 2002 were $80,000. Arthur Andersen LLP’s fees for the review of the quarterly interim financial statements for fiscal 2002 were $25,500.

Audit-Related Fees

     Grant Thornton LLP’s fees for audit-related services during fiscal 2003, relating to a consent for the Company’s Uniform Franchise Offering Circular and consultations regarding the application of certain accounting principles (including new accounting pronouncements) to the Company’s financial statements, were $19,340. Grant Thornton LLP did not render any audit-related services to the Company during fiscal 2002. Arthur Andersen LLP’s fees for audit-related services during fiscal 2002, relating to consents for the Company’s Registration Statement on Form S-8 regarding the 1997 Incentive Plan and for its Uniform Franchise Offering Circular and consultations regarding the application of new accounting pronouncements to the Company’s financial statements, were $13,750.

Tax Fees

     Grant Thornton LLP’s fees for tax compliance, tax advice and tax planning during fiscal 2003, relating to preparing and filing of the Company’s federal, state and local income tax returns for fiscal 2002 and computing quarterly estimated payments, were $48,604. Grant Thornton LLP did not render any tax services to the Company during fiscal 2002. Arthur Andersen LLP’s fees for tax compliance, tax advice and tax planning during fiscal 2002, relating to preparing and filing of the Company’s federal, state and local income tax returns for fiscal 2001 and computing quarterly estimated payments, were $88,225.

All Other Fees

     Grant Thornton LLP’s fees for other requested services during fiscal year 2003, consisting of reviewing the 2002 proxy statement, consultation regarding internal audit planning, and due diligence activities regarding debt refinancing, totaled $4,525.

Pre-Approval of Audit and Non-Audit Services

     Under the Audit Committee’s Charter, the Audit Committee is charged with recommending the proposed scope of the independent auditors’ work for each fiscal year, including any proposed non-audit functions to be performed by such auditors, and reviewing the audit plan and proposed engagement letter with the independent auditors, as well as reviewing the audit, accounting and management advisory fees for the prior fiscal year and the estimated fees for the current fiscal year. The Audit Committee’s policy is to expressly consider and approve (or disapprove) in advance any proposed engagement of the Company’s independent auditors to render any services to the Company. The Audit Committee has not adopted any policy or procedures under which the independent auditors may be engaged to render services without any specific pre-approval by the Audit Committee. All of the services to the Company by its independent auditors in fiscal 2003 and fiscal 2002 were rendered in accordance with engagements that the Audit Committee approved in advance, and there was no reliance on any de minimis exception (under the SEC’s rules) to the Audit Committee pre-approval requirement.

PROPOSAL TO AMEND ACE CASH EXPRESS, INC.
NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

Background

     In March 1995 the Board of Directors of the Company (the “Board”) adopted, and in November 1995 the shareholders of the Company approved, the Directors Option Plan, under which nonqualified stock options (as defined in the Internal Revenue Code of 1986, as amended (the “Code”)) may be granted to directors who are not employees of the Company for the purchase of shares of Common Stock. On August 25, 2003, the Board adopted, subject to shareholder approval, amendments to the Directors Option Plan to:

•	permit the issuance of restricted stock, as well as the grant of stock options, under the plan and, correspondingly, to change the name or title of the plan to the “Ace Cash Express, Inc. Non-Employee Directors Stock Incentive Plan,” and

•	convert the manner in which the number of options or shares of restricted stock granted to a non-employee director is determined from a formula-based grant to a grant within the discretion of the Compensation Committee or the Board.

The proposed amendments to the Directors Option Plan are attached as Exhibit A to this Proxy Statement. At the Annual Meeting, the Company’s shareholders will be asked to approve those amendments.

     The Board believes that adoption of the amendments would provide the Compensation Committee, which administers the Directors Option Plan, a greater ability to effect the purposes of the Directors Option Plan, which are to provide non-employee directors with a proprietary interest in the Company, to furnish an incentive to those directors to continue their service to the Company and to attract able persons to serve on the Board.

     The amendments will not increase the total number of shares of Common Stock that are reserved for grant or issuance for compensatory purposes under the Directors Option Plan.

Description of Current Terms of the Directors Option Plan

     The following description of the Directors Option Plan as now in effect (i.e., before the proposed amendments) is only a summary; it does not purport to be a complete or detailed description of all of the provisions of the Directors Option Plan. The Company will furnish a copy of the Directors Option Plan to any shareholder upon written request to the Secretary of the Company at the Company’s executive offices.

     The Directors Option Plan currently provides for the grant of (i) an option to purchase 5,000 shares of Common Stock to each non-employee director on December 1 of each year (“Annual Option”), and (ii) an option to purchase 11,250 shares of Common Stock to each non-employee director elected to the Board of Directors who has not previously served as a director of the Company on the date of his or her election to the Board of Directors (“Initial Option”). Any non-employee director may elect not to receive an option grant by giving written notice to the Company in the manner specified in the Directors Option Plan.

     Each Initial Option vests fully on the date of grant. Each Annual Option vests in three equal annual installments, beginning on the first anniversary of the date on which the option is granted. Options under the Directors Option Plan may not be transferred other than by will or by the laws of descent and distribution. If a non-employee director dies before the termination of his option without having fully exercised the option, the option may be exercised, to the extent the deceased non-employee director could have exercised it on the date of his death, by his estate or the person who acquired the right to exercise the option by bequest or inheritance, provided that the option is exercised before the date of the option’s expiration or six months from the date of the non-employee director’s death, whichever occurs first.

     Each option granted under the Directors Option Plan is evidenced by, and subject to, a written stock option agreement between the Company and the option holder. The term of an option granted under the Directors Option Plan may not exceed five years from the date of grant of that option. The options granted under the Directors Option Plan are generally for the maximum five-year period.

     The Directors Option Plan requires that the exercise price for each stock option be equal to the closing price of a share of Common Stock on The Nasdaq Stock Market on the date the option is granted. Full payment for shares purchased upon exercise of an option must be made at the time of exercise. No shares may be issued until full payment is made.

     The Directors Option Plan is administered by the Compensation Committee. Unless sooner terminated by action of the Board, the Directors Option Plan will terminate on March 26, 2005. The Board or the Compensation Committee may amend or discontinue the Directors Option Plan without the shareholders’ approval, except that neither the Board nor the Compensation Committee has the power or authority to materially increase the benefits accruing to participants under the Directors Option Plan, to materially increase the number of shares that may be issued under the Directors Option Plan or to materially modify the requirements of eligibility for participation in the Directors Option Plan; and the Directors Option Plan may not be amended more than once every six months. The Board or the Compensation Committee, however, may make appropriate adjustments in the number of shares the Directors Option Plan covers, in the number of outstanding options, and in the option exercise prices to reflect any stock dividend, stock split, share combination or other recapitalization and, with respect to outstanding options and option prices, to reflect any merger, consolidation, reorganization, liquidation or similar transaction involving the Company.

     As of September 29, 2003, options to purchase a total of 196,000 shares of Common Stock under the Directors Option Plan (excluding expired or terminated options) had been granted, options to purchase a total of 69,750 shares had been exercised, options to purchase a total of 126,250 shares were outstanding, and a total of 64,000 shares were available for future option grants. As of September 29, 2003, the total market value of all shares of Common Stock subject to outstanding options was $1,824,313 (based upon the closing price of the Common Stock of $14.45 per share on The Nasdaq Stock Market on that date).

Tax Treatment of Stock Options

     All options permitted to be granted under the Directors Option Plan are nonqualified stock options for United States federal income tax purposes. In general, no taxable income will be recognized by the optionee, and no deduction will be allowed to the Company, upon the grant of an option. Upon exercise of a nonqualified option, an optionee will recognize ordinary income (and the Company will be entitled to a corresponding tax deduction if applicable withholding requirements are satisfied) in an amount equal to the amount by which the fair market value of the shares on the exercise date exceeds the option exercise price. Any gain or loss realized by an optionee on disposition of such shares generally is a capital gain or loss and does not result in any tax deduction to the Company.

     The foregoing statements are based upon present federal income tax laws and regulations and are subject to change if the tax laws and regulations, or interpretations thereof, are changed.

Proposed Amendments to the Directors Option Plan

     Restricted Stock Grants

     The amendments to the Directors Option Plan would allow the Compensation Committee to grant or issue to non-employee directors shares of Common Stock as restricted stock. “Restricted stock” refers to shares granted or issued to a non-employee director that are to be held by him or her subject to “restriction,” which are circumstances under which the shares will be forfeited and returned or surrendered to the Company (e.g., upon cessation of service as a director of the Company). A non-employee director who holds shares that constitute restricted stock will be the record holder of those shares and, accordingly, will generally have the rights of a shareholder of the Company, except that the director will not have the right to sell or otherwise transfer any of those shares while they are subject to any restrictions.

     Each grant of restricted stock under the Directors Option Plan as amended will be evidenced by, and subject to, a written restricted stock agreement between the Company and the non-employee director receiving the grant (the “Grantee”). The specific terms of any individual restricted stock agreement may vary, but only to the extent permitted by the terms of the Directors Option Plan as amended.

     A requirement of the Directors Option Plan as amended will be that each restricted stock agreement state the restrictions on the shares of Common Stock, which would obligate the Grantee to forfeit and surrender the shares, and the circumstances under which the restrictions will lapse. The Compensation Committee may, in its sole discretion, provide (as stated in the restricted stock agreement) that the restrictions on any specific shares will continue until a particular time or times or until the attainment of one or more performance targets established by the Compensation Committee or the occurrence of other event or events determined by the Compensation Committee. Though not required, it is typical for restrictions to serve as an incentive for continued service as a director, so that they will not lapse unless the Grantee continues to be a director at the end of a specified time period after the grant. The restrictions as to any particular number of the shares subject to a restricted stock agreement may lapse at different times (i.e., in installments) or under different circumstances.

     Each restricted stock agreement will also state the amount and form of any payment required to be made for shares of Common Stock that constitute the restricted stock. The Directors Option Plan as amended will provide that a Grantee will not be required to pay any amount to the Company for the shares of Common Stock received by him or her, except as required in the restricted stock agreement or by law. The Company anticipates that most, if not all, of the restricted stock granted under the Directors Option Plan will be issued in exchange for a payment from the Grantee of at least the par value per share of Common Stock issued (i.e., $0.01 per share). In any event, the Company does not anticipate the receipt of payment from Grantees equal to the fair market value of shares of Common Stock issued under restricted stock agreements.

     Subject to the applicable restrictions, each Grantee will have the right to vote and to receive dividends with respect to shares of Common Stock that constitute the restricted stock. The Grantee generally will not, however, be entitled to receive or hold any stock certificate(s) representing the restricted stock until the restrictions lapse; the stock certificate(s) will generally remain in escrow until lapse. Accordingly, the Grantee may not dispose or transfer any of the restricted stock until the restrictions lapse. If a restriction event occurs before the lapse of the restrictions, the Grantee will forfeit all of his or her rights in the shares of Common Stock then subject to the restrictions. That forfeiture will be effected by the return or surrender of the shares to the Company; if the Grantee paid for those shares when issued to him or her, the Company will typically repay that amount for those shares upon forfeiture. Shares of Common Stock returned or surrendered to the Company under a restricted stock agreement will again be available for grant (as stock options or restricted stock) under the Directors Option Plan as amended.

     The Compensation Committee will generally have complete discretion to fully vest, or cause the restrictions to lapse with respect to, all or any number of the shares of Common Stock that constitute the restricted stock under a restricted stock agreement.

     Discretionary Grants in Lieu of Formula Grants

     The Directors Option Plan currently provides only for grants of awards in accordance with the formula described above. The amendments to the Directors Option Plan would allow discretionary grants of awards under the Directors Option Plan as amended, instead of mandated formula grants. The Compensation Committee would have the sole authority to grant, from time to time at its discretion, options to purchase shares of Common Stock or shares of Common Stock as restricted stock to the non-employee directors. The terms of any discretionary option grants authorized by the Compensation Committee would be subject to provisions as to exercise price, time and manner of exercise, term, and payment that are set forth in a stock option agreement entered into with the Grantee, not inconsistent with the Directors Option Plan as amended. The terms of any discretionary grants of restricted stock would have the provisions set forth in a restricted stock agreement entered into with the option holder, not inconsistent with the Directors Option Plan as amended.

Federal Income Tax Consequences Regarding Restricted Stock

     A grant of restricted stock will not result in income to the Grantee or a corresponding tax deduction for the Company until the shares are no longer subject to restrictions, or forfeiture, unless the Grantee, if permitted by the Company, elects under Section 83(b) of the Code to have the amount of income to the Grantee (and deduction to the Company) determined at the date of the grant. At the time of lapse of restrictions (or a Section 83(b) election), the Grantee generally will recognize ordinary income equal to the fair market value of the shares less any amount paid for them, and the Company will be entitled to a tax deduction in the same amount. Any dividends paid on restricted stock will be treated as compensation for federal income tax purposes, unless the Grantee has made a Section 83(b) election.

Accounting Treatment

     In accordance with applicable accounting principles, the Company uses the intrinsic-value method to determine how the grants of stock options under the Directors Option Plan are reflected as compensation expense in the Company’s consolidated financial statements. Under the intrinsic-value method, compensation expense is equal to the excess, if any, of the quoted market price of the stock at the date of the grant over the amount the option holder must pay to acquire the stock. Because the Company does not grant stock options at an exercise price of less than the fair market value of the Common Stock at the date of grant, the grant of stock options does not result in compensation expense reflected in the Company’s consolidated statements of earnings.

Regarding the grant of shares of Common Stock as restricted stock under the Directors Option Plan (if the shareholders approve the proposed amendment), the Company will reflect as compensation expense in its consolidated financial statements an amount equal to the quoted market price per share of the Common Stock at the date of grant multiplied by the number of shares then granted as restricted stock. The compensation expense will then be recognized over the vesting period of the restricted stock.

Amended Plan Benefits to Certain Persons

     The grant of stock options and restricted stock by the Compensation Committee under the Directors Option Plan as amended will be subjective and may be dependent upon, among other things, a non-employee director’s individual performance. Accordingly, it is not now possible to determine either the benefits or amounts that will be received by any person or group pursuant to the Directors Option Plan as amended. The benefits that certain of the Company’s non-employee directors received during past years are disclosed above.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
AMENDMENTS TO THE DIRECTORS OPTION PLAN.

PROPOSAL TO AMEND ACE CASH EXPRESS, INC. 1997 STOCK INCENTIVE PLAN

Background

     In August 1997 the Board adopted, and in November 1997 the shareholders of the Company approved, the 1997 Incentive Plan, under which options to purchase shares of Common Stock may be granted to key employees of the Company and its subsidiaries. In August 2002 the Board adopted, and in November 2002 the shareholders approved, amendments to the 1997 Incentive Plan to permit grants of Common Stock as restricted stock to key employees of the Company and its subsidiaries. On August 25, 2003, the Board adopted, subject to shareholder approval, an amendment to the 1997 Incentive Plan to increase the number of shares of Common Stock that may be issued upon exercise of options or granted as restricted stock under that plan from 1,715,000 shares to 2,115,000 shares. The proposed increase will permit the Company to continue to provide an incentive to key employees of the Company by aligning their interests directly with those of the Company’s shareholders. At the Annual Meeting, the Company’s shareholders will be asked to approve that amendment to the 1997 Incentive Plan.

Description of Current Terms of the 1997 Incentive Plan

     The following description of the 1997 Incentive Plan as now in effect (i.e., before the proposed amendment) is only a summary; it does not purport to be a complete or detailed description of all of the provisions of the 1997 Incentive Plan. The Company will furnish a copy of the 1997 Incentive Plan to any shareholder upon written request to the Secretary of the Company at the Company’s executive offices.

     The 1997 Incentive Plan permits the grant of options to purchase shares of Common Stock and the grant of shares of Common Stock as restricted stock to key employees (including officers) of the Company and its subsidiaries. The eligible key employees are those employees whose performance and responsibilities are determined by the Compensation Committee to be influential to the success of the Company and its subsidiaries. Approximately 50 of the Company’s employees are currently eligible to participate in the 1997 Incentive Plan.

     Administration

     As administrator of the 1997 Incentive Plan, the Compensation Committee has complete discretion, within the limits set forth in the 1997 Incentive Plan, to determine the terms of the options and the restricted stock granted. The Compensation Committee is constituted in a manner intended to comply with the requirements of Rule 16b-3 under the Exchange Act and Section 162(m) of the Code, in each case relating to the administration of employee benefit plans. During fiscal 2003, members of the Compensation Committee received a fee for each separate committee meeting attended, but no other compensation for their services in administering the 1997 Incentive Plan.

     Options

     Each option granted under the 1997 Incentive Plan is evidenced by, and subject to, a written stock option agreement between the Company and the option holder. The specific terms of any individual option granted may vary, but only to the extent permitted by the terms of the 1997 Incentive Plan.

     The term of an option granted under the 1997 Incentive Plan may not exceed ten years from the date of grant of that option. The options granted under the 1997 Incentive Plan are generally for the maximum ten-year period.

     Full payment for shares purchased upon exercise of an option must be made at the time of exercise, and no shares may be issued until full payment is made. The exercise price of each option is payable in cash or by check or, if the option agreement so provides, in shares of Common Stock at the fair market value per share on the date of exercise.

     Though the Compensation Committee has discretion to determine the terms of the exercise of any option, options are generally exercisable in equal annual installments over a four-year period. All installments that become exercisable are generally cumulative and may be exercised at any time after they become exercisable until the expiration of the term of the option. Incentive stock options and, unless otherwise specified in the applicable option agreements, nonqualified stock options may not be transferred other than by will or by the laws of descent and distribution. If an optionee dies or becomes permanently disabled before the termination of his option without having totally exercised the option, the option may be exercised, to the extent that the optionee could have exercised it on the date of his death or disability, by (1) in the case of death, his estate or the person who acquired the right to exercise the option by bequest or inheritance, or (2) in the case of disability, the optionee or his personal representative, provided that the option is exercised before the date of the expiration of the option or 180 days after the date of the optionee’s death or disability, whichever occurs first.

     Both incentive stock options and nonqualified stock options may be granted under the 1997 Incentive Plan. The 1997 Incentive Plan requires that the exercise price of each incentive stock option be at least 100% of the fair market value of the Common Stock at the time of the grant of the option. No incentive stock option, however, may be granted under the 1997 Incentive Plan to anyone who owns more than 10% of the outstanding Common Stock unless the exercise price is at least 110% of the fair market value of the Common Stock at the date of grant and the option is not exercisable for more than five years after it is granted. There is no limit on the fair market value of incentive stock options that may be granted to an employee in any calendar year, but no employee may be granted incentive stock options that first become exercisable during a calendar year for the purchase of stock with an aggregate fair market value (determined as of the date of grant of each option) in excess of $100,000. An option (or an installment thereof) counts against this annual limitation only in the calendar year in which it first becomes exercisable.

     Restricted Stock

     The 1997 Incentive Plan authorizes the Compensation Committee to grant or issue to key employees shares of Common Stock as restricted stock. “Restricted stock” refers to shares granted or issued to a key employee that are to be held by him or her subject to “restriction,” which are circumstances under which the shares will be forfeited and returned or surrendered to the Company (e.g., upon cessation of employment with the Company). A key employee who holds shares that constitute restricted stock will be the record holder of those shares and, accordingly, will generally have the rights of a shareholder of the Company, except that the employee will not have the right to sell or otherwise transfer any of those shares while they are subject to any restrictions.

     Each grant of restricted stock under the 1997 Incentive Plan is evidenced by, and subject to, a written restricted stock agreement between the Company and the key employee receiving the grant (the “Grantee”). The specific terms of any individual restricted stock agreement may vary, but only to the extent permitted by the terms of the 1997 Incentive Plan.

     Under the 1997 Incentive Plan, each restricted stock agreement must state the restrictions on the shares of Common Stock, which would obligate the Grantee to forfeit and surrender the shares, and the circumstances under which the restrictions will lapse. The Compensation Committee may, in its sole discretion, provide (as stated in the restricted stock agreement) that the restrictions on any specific shares will continue until a particular time or times or until the attainment of one or more performance targets established by the Compensation Committee or the occurrence of other event or events determined by the Compensation Committee. Though not required, it is typical for restrictions to serve as an incentive for continued employment, so that they will not lapse unless the Grantee continues to be employed at the end of a specified time period after the grant. The restrictions as to any particular number of the shares subject to a restricted stock agreement may lapse at different times (i.e., in installments) or under different circumstances.

     Each restricted stock agreement must also state the amount and form of any payment required to be made for shares of Common Stock that constitute the restricted stock. The 1997 Incentive Plan provides that a Grantee will not be required to pay any amount to the Company for the shares of Common Stock received by him or her, except as required in the restricted stock agreement or by law. The restricted stock granted under the 1997 Incentive Plan typically is and will be issued in exchange for a payment from the Grantee of at least the par value per share of Common Stock issued (i.e., $0.01 per share). In any event, the Company has not received, and does not anticipate the receipt of, payment from Grantees equal to the fair market value of shares of Common Stock issued under restricted stock agreements.

     Subject to the applicable restrictions, each Grantee has the right to vote and to receive dividends with respect to shares of Common Stock that constitute the restricted stock. The Grantee generally is not, however, be entitled to receive or hold any stock certificate(s) representing the restricted stock until the restrictions lapse; the stock certificate(s) will generally remain in escrow until lapse. Accordingly, the Grantee may not dispose or transfer any of the restricted stock until the restrictions lapse. If a restriction event occurs before the lapse of the restrictions, the Grantee will forfeit all of his or her rights in the shares of Common Stock then subject to the restrictions. That forfeiture will be effected by the return or surrender of the shares to the Company; if the Grantee paid for those shares when issued to him or her, the Company will typically repay that amount for those shares upon forfeiture. Shares of Common Stock returned or surrendered to the Company under a restricted stock agreement will again be available for grant (as stock options or restricted stock) under the 1997 Incentive Plan.

     The Compensation Committee generally has complete discretion to fully vest, or cause the restrictions to lapse with respect to, all or any number of the shares of Common Stock that constitute the restricted stock under a restricted stock agreement. The Compensation Committee will not, however, be permitted to vest any restricted stock that has been designed to meet the exception for performance-based compensation under Section 162(m) of the Code (as further described below).

     Expiration and Amendment

     Unless the Board terminates it sooner, the 1997 Incentive Plan will terminate on August 4, 2007, and no options or restricted stock may be granted under the 1997 Incentive Plan thereafter. The Board or the Compensation Committee may amend, alter or discontinue the 1997 Incentive Plan without the shareholders’ approval, except that the Board or the Compensation Committee does not have the power or authority to materially increase the number of shares that may be issued under the 1997 Incentive Plan or to materially modify the requirements of eligibility for participation in the 1997 Incentive Plan. The

Board or the Compensation Committee, however, may make appropriate adjustments in the number of shares the 1997 Incentive Plan covers, in the number of outstanding options, and in the option exercise prices to reflect any stock dividend, stock split, share combination or other recapitalization and, with respect to outstanding options and option prices, to reflect any merger, consolidation, reorganization, liquidation or similar transaction involving the Company.

     Outstanding Grants

     As of September 29, 2003, options to purchase a total of 1,397,839 shares of Common Stock under the 1997 Incentive Plan (excluding expired or terminated options) had been granted, options to purchase a total of 65,551 shares had been exercised, options to purchase a total of 1,332,288 shares were outstanding, 137,500 shares of Common Stock had been granted as restricted stock and are still outstanding subject to restrictions, and a total of 179,661 shares were available for future grants of options or restricted stock. As of September 29, 2003, the total market value of all shares of Common Stock subject to outstanding options and constituting restricted stock was $19,251,562 (based upon the closing price of the Common Stock of $14.45 per share on The Nasdaq Stock Market on that date).

Tax Treatment of Stock Options and Restricted Stock

     The Compensation Committee may provide for an option under the 1997 Incentive Plan to qualify either as an incentive stock option (“ISO”) or as a nonqualified stock option for United States federal income tax purposes.

     Incentive Stock Options

     All stock options that qualify under the rules of Section 422 of the Code will be entitled to ISO treatment. To receive ISO treatment, an optionee must not dispose of the acquired stock within two years after the option is granted or within one year after exercise. In addition, the optionee must have been an employee of the Company for the entire time from the date of grant of the option until three months (or one year if the employee is disabled) before the date of the exercise. The requirement that the optionee be an employee and the two-year and one-year holding periods are waived in the case of death of the employee. If all such requirements are met, no tax will be imposed upon exercise of the option, and any gain upon sale of the acquired stock will be entitled to capital gain treatment. The employee’s gain on exercise (the excess of fair market value at the time of exercise over the exercise price) of an ISO is a tax preference item and, accordingly, is included in the computation of alternative minimum taxable income.

     If an employee does not meet the two-year and one-year holding requirement (a “disqualifying disposition”), but does meet all other requirements, tax will be imposed at the time of sale of the acquired stock, but the employee’s gain on exercise will be treated as ordinary income, rather than capital gain, and the Company will get a corresponding deduction, in each case at the time of sale in an amount equal to the income that the employee would have recognized on exercise of the option. Any remaining gain on sale will be short-term or long-term capital gain, depending on the holding period of the stock. If the amount realized on the disqualifying disposition is less than the value at the date of exercise, the amount includible in gross income, and the amount deductible by the Company, will equal the excess of the amount realized on the sale or exchange over the exercise price.

     An option agreement with the Company may permit payment for stock upon the exercise of an ISO to be made with other shares of Common Stock. In such a case, in general, if an employee uses stock acquired pursuant to the exercise of an ISO to acquire other stock in connection with the exercise of an ISO, it may result in ordinary income if the stock so used has not met the minimum statutory holding period necessary for favorable tax treatment as an ISO.

     Nonqualified Options

     In general, no taxable income will be recognized by the optionee, and no deduction will be allowed to the Company, upon the grant of an option. Upon exercise of a nonqualified option, an optionee will recognize ordinary income (and the Company will be entitled to a corresponding tax deduction) in an amount equal to the amount by which the fair market value of the shares on the exercise date exceeds the option exercise price. Any gain or loss realized by an optionee on disposition of such shares generally is a capital gain or loss and does not result in any tax deduction to the Company.

     Restricted Stock

     A grant of restricted stock does not result in income to the Grantee or a corresponding tax deduction for the Company until the shares are no longer subject to restrictions, or forfeiture, unless the Grantee, if permitted by the Company, elects under Section 83(b) of the Code to have the amount of income to the Grantee (and deduction to the Company) determined at the date of the grant. At the time of lapse of restrictions (or a Section 83(b) election), the Grantee generally will recognize ordinary income equal to the fair market value of the shares less any amount paid for them, and the Company will be entitled to a tax deduction in the same amount (subject to certain restrictions set forth below under “—Section 162(m) of the Code”). Any dividends paid on restricted stock will be treated as compensation for federal income tax purposes, unless the Grantee has made a Section 83(b) election.

     Section 162(m) of the Code

     Under Section 162(m) of the Code, in order for grants to certain specified persons (generally the Named Executive Officers, as defined above) under the 1997 Incentive Plan to be fully deductible by the Company if the total compensation paid during a fiscal year to a Named Executive Officer exceeds $1 million, grants to such Named Executive Officer (other than stock options the value of which is based solely upon the increase in the value of the stock after the grant date) must be paid solely on account of attaining one or more pre-established, objective performance goals. Generally, grants of options or restricted stock under the 1997 Incentive Plan will vest according to the optionee’s or Grantee’s length of employment rather than pre-established performance goals. Therefore, grants made to a Named Executive Officer under the 1997 Incentive Plan may not be deductible by the Company to the extent that such Named Executive Officer’s total compensation exceeds $1 million.

     The foregoing statements are based upon present federal income tax laws and regulations and are subject to change if the tax laws and regulations, or interpretations thereof, are changed.

Accounting Treatment

     In accordance with applicable accounting principles, the Company uses the intrinsic-value method to determine how the grants of stock options under the 1997 Incentive Plan are reflected as compensation expense in the Company’s consolidated financial statements. Under the intrinsic-value method, compensation expense is equal to the excess, if any, of the quoted market price of the stock at the date of the grant over the amount the option holder must pay to acquire the stock. Because the Company does not grant stock options at an exercise price of less than the fair market value of the Common Stock at the date of grant, the grant of stock options does not result in compensation expense reflected in the Company’s consolidated statements of earnings.

     Regarding grants of shares of Common Stock as restricted stock under the 1997 Incentive Plan, the Company reflects as compensation expense in its consolidated financial statements an amount equal to the quoted market price per share of the Common Stock at the date of grant multiplied by the number of shares then granted as restricted stock. The compensation expense is then recognized over the vesting period of the restricted stock.

Amended Plan Benefits to Certain Persons

     The grant of stock options and restricted stock under the 1997 Incentive Plan by the Compensation Committee is subjective and is dependent upon, among other things, an employee’s individual performance. It is not now possible to determine either the benefits or amounts that will be received by any person or group pursuant to the 1997 Incentive Plan as amended. The benefits that certain of the Company’s executive officers and groups received during past years are disclosed under “Executive Compensation” in this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT TO
THE 1997 INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

     The following table presents information about shares of Common Stock that may be issued under the Company’s equity compensation plans in effect as of June 30, 2003. The equity compensation plans consisted of the 1997 Incentive Plan and the Directors Option Plan. The numbers of shares and the exercise prices presented in the table are subject to adjustment by the Board of Directors or the Compensation Committee to reflect any stock dividend, stock split, share combination, or other recapitalization of the Company. The proposed amendments to the Directors Option Plan described above under “Proposal to Amend ACE Cash Express, Inc. Non-Employee Directors Stock Option Plan” will not affect any of the information presented in the table. If approved by the shareholders at the Annual Meeting, the proposed amendment to the 1997 Incentive Plan described above under “Proposal to Amend ACE Cash Express, Inc. 1997 Stock Incentive Plan” will increase by 400,000 shares the total number of shares that may be issued under grants of options or restricted stock under the 1997 Incentive Plan.

	( a )	( b )	( c )
Number of securities
remaining available for
	Number of securities	Weighted average	future issuance under
	to be issued upon	exercise price of	equity compensation
	exercise of	outstanding	plans (excluding
	outstanding options,	options, warrants	securities reflected in
Plan Category	warrants and rights	and rights	column (a))

Equity compensation plans approved by shareholders	1,456,466	$11.53	406,999
Equity compensation plans not approved by shareholders	None	None	None

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     An eligible shareholder who wishes to include a proposal in the Company’s proxy statement for the 2004 Annual Meeting of Shareholders must submit it, in accordance with the SEC’s Rule 14a-8, so that it is received by the Company’s Secretary, at the Company’s executive offices, on or before June 14, 2004.

     A shareholder who wishes to make a proposal at the 2004 Annual Meeting of Shareholders without including the proposal in the Company’s proxy statement must give written notice of that proposal to the Company’s Secretary, at the Company’s executive offices, by September 1, 2004. If a shareholder fails to timely give that notice, then the persons named as proxies in the proxy cards solicited by the Company’s Board of Directors for that meeting will be entitled to vote the proxy cards held by them regarding that proposal, if properly raised at the meeting, in their discretion.

MISCELLANEOUS

     All information contained in this Proxy Statement relating to the occupations, affiliations, and securities holdings of directors and executive officers of the Company and their relationship and transactions with the Company is based upon information received from the individual directors and executive officers. All information relating to any beneficial owner of more than 5% of the Common Stock is based upon information contained in reports filed by such owner with the SEC.

     The Company will furnish without charge a copy of its Annual Report on Form 10-K, including the financial statements and schedules thereto, for the fiscal year ended June 30, 2003 filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act to any shareholder (including any beneficial owner) upon written request to Investor Relations/Corporate Communications, 1231 Greenway Drive, Suite 600, Irving, Texas 75038. A copy of the exhibits to such report will be furnished to any shareholder upon written request therefor and payment of a nominal fee.

By Order of the Board of Directors,

Walter E. Evans
Secretary

Irving, Texas
October 14, 2003

EXHIBIT A

AMENDMENT NO. 4
TO THE
ACE CASH EXPRESS, INC.
NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

     Ace Cash Express, Inc. (the “Company”) hereby amends the Ace Cash Express, Inc. Non-Employee Directors Stock Option Plan (the “Plan”), effective as of the                     day of                    , 2003 (the “Effective Date”).

     WHEREAS, the Plan was adopted by the Board of Directors of the Company on March 27, 1995, and has been amended twice since that date; and

     WHEREAS, the Company desires to amend the Plan further in certain respects as set forth herein (i) to change the method of granting options from a formula grant program to a discretionary grant program and (ii) to authorize restricted stock grants under the Plan;

     NOW, THEREFORE, pursuant to the provisions of Section 15 of the Plan, the Company amends the Plan as follows:

     1. The title or name of the Plan is hereby amended to be the “Ace Cash Express, Inc. Non-Employee Directors Stock Incentive Plan.” The definition of “Plan” in Section 18(e) of the Plan is hereby amended to correspond to the title or name of the Plan as so amended, and all references to the Plan in any agreement or document shall be deemed to be to the title or name as so amended. Options granted under the Plan before the Effective Date shall be subject to the terms and conditions of the Plan in effect with respect to such options before the Effective Date, except only as may be expressly required by the terms and conditions of the Plan, as amended hereby; and options and Restricted Stock Awards granted on and after the Effective Date shall be subject to the terms and conditions of the Plan as amended as set forth herein, as it may be amended further from time to time.

     2. Section 1 of the Plan is hereby amended to read in its entirety as follows:

     1. PURPOSE. The purpose of the Plan is to provide non-employee directors with a proprietary interest in the Company through the granting of options and Restricted Stock Awards which will

     (a) increase the interest of the non-employee directors in the Company’s welfare;

     (b) furnish an incentive to the non-employee directors to continue their services for the Company; and

     (c) provide a means through which the Company may attract able persons to serve on the Board.

     3. Section 3 of the Plan is hereby amended to read in its entirety as follows:

     3. PARTICIPANTS. The Committee shall, from time to time, select the particular non-employee directors of the Company to whom options and Restricted Stock Awards are to be granted under the Plan and who will, upon such grant, become participants in the Plan.

     4. Section 4 of the Plan is hereby amended to read in its entirety as follows:

     4. SHARES SUBJECT TO PLAN. The Committee may not grant options and Restricted Stock Awards under the Plan in the aggregate for more than 260,000 shares of Common Stock of the Company, but this number may be adjusted to reflect, if deemed appropriate by the Committee, any stock dividend, stock split, share combination, recapitalization, or the like of or by the Company. Shares to be optioned and sold or to be granted as Restricted Stock Awards may be made available or granted from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the expiration, forfeiture or cancellation of an option or Restricted Stock Award or otherwise are no longer subject to purchase pursuant to an option, or are no longer outstanding as a Restricted Stock Award, granted under the Plan may be re-offered under the Plan.

     5. Section 5 of the Plan is hereby amended to read in its entirety as follows:

     5. ALLOTMENT OF SHARES. The Committee shall determine the number of shares of Common Stock to be offered, sold or delivered from time to time by grant of options and Restricted Stock Awards to particular non-employee directors of the Company. The grant of an option or a Restricted Stock Award to a non-employee director shall not be deemed to entitle the non-employee director to, or to disqualify the non-employee director from, participation in any other grant of options or Restricted Stock Awards under the Plan.

     6. Section 6 of the Plan is hereby amended to read in its entirety as follows:

     6. TERMS AND CONDITIONS OF OPTIONS. Subject to any other specific provisions or limitations of the Plan, the Committee shall determine the provisions, terms and conditions of each option including, but not limited to, the vesting schedule, the number of shares of Common Stock subject to the option, the period during which the option may be exercised, forfeiture provisions, methods of payment, and all other terms and conditions of the option. Each option granted under the Plan shall be evidenced by a written option agreement in such form (which need not be the same for each participant) as the Committee from time to time approves, but which is not inconsistent with the Plan. The Company shall execute stock option agreements upon instructions from the Committee. The date of grant of an option will be the date on which the Committee makes the determination to grant such option unless otherwise specified by the Committee. The option agreement evidencing the option will be delivered to the participant with a copy of the Plan and other relevant option documents, within a reasonable time after the date of grant.

2

     7. Section 7 of the Plan is hereby amended to read in its entirety as follows:

     7. OPTION PRICE. The Committee shall determine the option price of each option at the time a grant is made.

     8. Section 8 of the Plan is hereby amended to read in its entirety as follows:

     8. OPTION PERIOD. Options shall be exercisable within the time or times or upon the event or events determined by the Committee and set forth in the option agreement; provided, however, that no option shall be exercisable later than the tenth anniversary of the grant date of the option.

     9. The Plan is hereby amended by deleting the existing Section 11 as a separate section and adding a new Section 11 to the Plan to read as follows:

     11. TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS. Each Restricted Stock Agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of such Restricted Stock Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Agreements need not be identical, but each such Restricted Stock Agreement shall be subject to the terms and conditions of this Section 11.

     (a) Forfeiture Restrictions. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Grantee and to an obligation of the Grantee to forfeit and surrender the shares to the Company under certain circumstances (“Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse on the passage of time, the attainment of one or more performance targets established by the Committee, or the occurrence of such other event or events determined to be appropriate by the Committee. The Forfeiture Restrictions applicable to a particular Restricted Stock Award (which may differ from any other such Restricted Stock Award) shall be stated in the Restricted Stock Agreement.

     (b) Restricted Stock Awards. At the time any Restricted Stock Award is granted under the Plan, the Company and the Grantee shall enter into a Restricted Stock Agreement setting forth each of the matters addressed in this Section 11 and such other matters as the Committee may determine to be appropriate. Shares of Common Stock granted pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Grantee of such Restricted Stock Award. The Grantee shall have the right to receive dividends with respect to the shares of Common Stock subject to a Restricted Stock Award, to vote the shares of Common Stock subject thereto and to enjoy all other shareholder rights with respect to the shares of Common Stock subject thereto, except that, unless provided otherwise in the Restricted Stock Agreement, (i) the Grantee shall not be entitled to delivery of the shares of Common Stock or the certificate representing them until the Forfeiture Restrictions have expired, (ii) the Company or an escrow agent shall retain custody of the shares of Common Stock and the certificate

3

representing them until the Forfeiture Restrictions have expired, (iii) the Grantee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares of Common Stock until the Forfeiture Restrictions subject thereto have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of any Restricted Stock Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to the Restricted Stock Award, including (without limitation) rules pertaining to the termination of the Grantee’s service as a director of the Company (by retirement, disability, death or otherwise) before expiration of the Forfeiture Restrictions. Such additional terms, conditions or restrictions shall also be set forth in a Restricted Stock Agreement made in connection with the Restricted Stock Award.

     (c) Rights and Obligations of Grantee. One or more stock certificates representing shares of Common Stock, free of Forfeiture Restrictions, shall be delivered to the Grantee promptly after, and only after, the Forfeiture Restrictions with respect to such shares have expired. Each Restricted Stock Agreement shall require that (i) the Grantee, by his or her acceptance of the Restricted Stock Award, shall irrevocably grant to the Company a power of attorney to transfer any shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and (ii) such provisions regarding transfers of forfeited shares of Common Stock shall be specifically performable by the Company in a court of equity or law.

     (d) Restriction Period. The Restriction Period for a Restricted Stock Award shall commence on the date of grant of the Restricted Stock Award and, unless otherwise established by the Committee and stated in the corresponding Restricted Stock Agreement, shall expire upon satisfaction of the conditions set forth in the Restricted Stock Agreement pursuant to which the Forfeiture Restrictions will lapse.

     (e) Securities Restrictions. The Committee may impose other conditions on any shares of Common Stock subject to a Restricted Stock Award as it may deem advisable, including, without limitation, (i) restrictions under applicable state or federal securities laws, and (ii) the requirements of any stock exchange or market quotation system upon which shares of Common Stock are then listed or quoted.

     (f) Payment for Restricted Stock. The Committee shall determine the amount and form of any payment required to be made for shares of Common Stock subject to a Restricted Stock Award. In the absence of such a determination, the Grantee shall not be required to make any payment for shares of Common Stock subject to a Restricted Stock Award, except to the extent otherwise required by law.

     (g) Forfeiture of Restricted Stock. Subject to the provisions of the particular Restricted Stock Agreement, on termination of the Grantee’s service as a director of the Company during the Restriction Period, the shares of Common Stock subject to the Restricted Stock Award shall be forfeited by the Grantee. Upon any forfeiture, all rights of the Grantee with respect to the forfeited shares of Common Stock subject to the

4

Restricted Stock Award shall cease and terminate, without any further obligation on the part of the Company, except that if so provided in the Restricted Stock Agreement applicable to the Restricted Stock Award, the Company shall repurchase each of the shares of Common Stock forfeited for the purchase price per share paid by the Grantee. The Committee will have discretion to determine whether the service as a director by Grantee has terminated and the date on which such service terminated.

     (h) Lapse of Forfeiture Restrictions in Certain Events; Committee’s Discretion. Notwithstanding the provisions of Section 11(g) or any other provision in the Plan to the contrary, the Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to the Grantee pursuant to a Restricted Stock Award, and upon such vesting, all Forfeiture Restrictions applicable to such Restricted Stock Award shall lapse or terminate. Any action by the Committee pursuant to this Section 11(h) may vary among individual Grantees and may vary among the Restricted Stock Awards held by any individual Grantee.

10. Section 12 of the Plan is hereby amended to read in its entirety as follows:

     12. CAPITAL ADJUSTMENTS AND REORGANIZATIONS. The number of shares of Common Stock covered by each outstanding option and each outstanding Restricted Stock Award granted under the Plan and the option or purchase price may be adjusted to reflect, as deemed appropriate by the Committee, any stock dividend, stock split, share combination, exchange of shares, sale of all or substantially all outstanding capital stock, recapitalization, merger, consolidation, separation, reorganization, sale of all or substantially all assets, liquidation, or the like of or by the Company.

     In the event of a merger, consolidation, share exchange, sale of all or substantially all outstanding capital stock, reorganization, sale of all or substantially all assets, liquidation, recapitalization, separation, or the like of or by the Company, (i) the Company (acting by or through the Board or the Committee) may make such arrangements as it deems advisable with respect to outstanding options granted under the Plan, and those arrangements shall be binding upon each participant who holds an outstanding option granted under the Plan, including (without limitation) arrangements for the substitution of new options for any options then outstanding (by conversion or otherwise), the assumption of any such outstanding options, or the payment for any such outstanding options, and (ii) unless the terms of the applicable Restricted Stock Agreement otherwise provide, the Forfeiture Restrictions applicable to each outstanding Restricted Stock Award shall lapse and shares of Common Stock subject to such Restricted Stock Award shall be released from escrow, if applicable, and delivered to the Grantee free of any Forfeiture Restriction.

11. Section 16 of the Plan hereby is amended to read in its entirety as follows:

     16. EFFECT OF PLAN. Neither the adoption of the Plan nor any action of the Committee shall be deemed to give any non-employee director any rights other than as may be evidenced by the Plan, each stock option agreement or each Restricted Stock Agreement, or any amendment thereto, duly authorized by the Committee and executed

5

on behalf of the Company in accordance with the Plan, and then only to the extent and on the terms and conditions expressly set forth herein and therein.

     12. The second sentence of Section 17 of the Plan hereby is amended to read in its entirety as follows:

No options or Restricted Stock Awards will be granted under the Plan after that date, but options and Restricted Stock Awards granted before that date will continue to be effective in accordance with their terms.

     13. Section 18 of the Plan is hereby amended by modifying paragraph (b) to read in its entirety as follows and by adding new paragraphs (f), (g), (h), and (i), following paragraph (e), to read in their entirety as follows:

     (b) “Committee” means the Compensation Committee of the Board or, if determined by the Board in its sole discretion, the Board.

     (f) “Grantee” means a non-employee director to whom a Restricted Stock Award has been granted under the Plan.

     (g) “Restriction Period” means the period during which the Common Stock under a Restricted Stock Award is nontransferable and subject to Forfeiture Restrictions, as defined in Section 11(a) of the Plan, set forth in the related Restricted Stock Agreement.

     (h) “Restricted Stock Agreement” means the written agreement evidencing the grant of a Restricted Stock Award executed by the Company and the Grantee, including (without limitation) any amendments thereto. Each Restricted Stock Agreement shall be subject to the terms and conditions of the Plan.

     (i) “Restricted Stock Award” means an award, granted under Section 11 of the Plan, of shares of Common Stock issued to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions as are established by the Committee.

     IN WITNESS WHEREOF, the Company has caused this Amendment No. 4 to be executed and effective as of the           day of                    , 2003.

ACE CASH EXPRESS, INC.

By:

6

EXHIBIT B

AMENDMENT NO. 5
TO THE
ACE CASH EXPRESS, INC.
1997 STOCK INCENTIVE PLAN

     Ace Cash Express, Inc. (the “Company”) hereby amends the Ace Cash Express, Inc. 1997 Stock Incentive Plan (the “Plan”), effective as set forth herein.

     WHEREAS, the Plan was adopted by the Board of Directors of the Company on August 4, 1997, and has been amended four times since then; and

     WHEREAS, the Company desires to amend the Plan further in certain respects as set forth herein to authorize restricted stock grants under the Plan;

     NOW, THEREFORE, pursuant to the provisions of Section 17 of the Plan, the Company amends the Plan as follows:

     1. Section 5 of the Plan is hereby amended to read in its entirety as follows:

     5. SHARES SUBJECT TO PLAN. The Board may not grant options and Restricted Stock Awards under the Plan in the aggregate for more than 2,115,000 shares of Common Stock of the Company, including (without limitation) to any key employee, but this number may be adjusted to reflect, if deemed appropriate by the Committee, any stock dividend, stock split, share combination, recapitalization, or the like of or by the Company. Shares to be optioned and sold or to be granted as Restricted Stock Awards may be made available or granted from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the expiration, forfeiture or cancellation of an option or Restricted Stock Award or otherwise are no longer subject to purchase pursuant to an option, or are no longer outstanding as a Restricted Stock Award, granted under the Plan may be re-offered under the Plan.

     IN WITNESS WHEREOF, the Company has caused this Amendment No. 5 to be executed and effective as of the         day of              , 2003.

ACE CASH EXPRESS, INC.

By:

Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

1. Election of Directors		2.	The proposal to amend the Non-Employee Directors Stock Option Plan to permit the grant	FOR ☐	AGAINST ☐	ABSTAIN ☐
FOR all seven nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below		of restricted stock and to convert the manner in which grants are made from a formula-based grant to a grant within the discretion of the Compensation Committee.
☐	☐

				FOR	AGAINST	ABSTAIN
		3.	The proposal to amend the 1997 Stock Incentive Plan to increase the number of shares of Common Stock that may be issued upon exercise of options or granted as restricted stock under that plan from 1,715,000 shares to 2,115,000 shares.	☐	☐	☐
Nominees: 01 Raymond C. Hemmig. 02 Donald H. Neustadt, 03 Jay B. Shipowitz, 04 Marshall B. Payne, 05 Michael S. Rawlings, 06 Edward W. Rose III, and 07 Charles Daniel Yost

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name or number on the space provided below.)		4.	In the discretion of the proxies, on any other matter that may properly come before the meeting or any adjournment thereof.

Date: , 2003

Signature of Shareholder

Printed Name of Shareholder

Title, if applicable

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.	Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, a duly authorized officer should sign the proxy. EACH JOINT TENANT SHOULD SIGN.

© FOLD AND DETACH HERE ©

ACE CASH EXPRESS, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS — NOVEMBER 14, 2003

     I (i) acknowledge receipt of the Notice of Annual Meeting of Shareholders of Ace Cash Express, Inc., a Texas corporation (the “Company”), to be held on Friday, November 14, 2003, at 10:00 a.m., Dallas time, at the Company’s offices, 1231 Greenway Drive, Suite 300, Irving, Texas 75038, and the Proxy Statement in connection therewith, and (ii) appoint Raymond C. Hemmig and Donald H. Neustadt, and each of them, my proxies, with full power of substitution, for and in my name, place and stead, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in my name, or with respect to which I am entitled to vote and act, at the meeting and at any adjournment thereof, and I direct that this proxy be voted as indicated on the other side.

     I hereby revoke any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratify and confirm all that the proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

          THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS.

          THIS PROXY WILL BE VOTED AS INDICATED ON THE OTHER SIDE. UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN ITEM 1 AND FOR THE PROPOSALS IN ITEM 2 AND ITEM 3. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES NAMED HEREIN (OR EITHER OF THEM) REGARDING ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

IMPORTANT: SIGN AND DATE ON OTHER SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

© FOLD AND DETACH HERE ©